Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS FIRST QUARTER 2025 OPERATING RESULTS

Dallas, TX — April 22, 2025 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended March 31, 2025.
“We continue to strengthen our balance sheet in support of our clients during a time of change and uncertainty,” said C. Malcolm Holland, III, the Company’s Chairman and Chief Executive Officer. “Key operating financial and credit performance metrics continue to improve and we remain focused on producing previously communicated 2025 goals, including a ROAA that exceeds 1%. Our focus also remains on disciplined loan growth, which is an industry wide challenge in the current environment.”

	Quarter to Date
Financial Highlights	Q1 2025	Q4 2024	Q1 2024
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$29,070	$24,882	$24,156
Diluted EPS	0.53	0.45	0.44
Book value per common share	30.08	29.37	28.23
Return on average assets[1]	0.94%	0.78%	0.79%
Return on average equity[1]	7.27	6.17	6.33
Net interest margin	3.31	3.20	3.24
Efficiency ratio	60.91	67.04	62.45
Non-GAAP[2]
Operating earnings	$29,707	$29,769	$29,137
Diluted operating EPS	0.54	0.54	0.53
Tangible book value per common share	22.33	21.61	20.33
Pre-tax, pre-provision operating earnings	43,413	40,945	43,656
Pre-tax, pre-provision operating return on average assets[1]	1.41%	1.28%	1.42%
Pre-tax, pre-provision operating return on average loans[1]	1.89	1.72	1.84
Operating return on average assets[1]	0.96	0.93	0.95
Return on average tangible common equity[1]	10.49	9.04	9.52
Operating return on average tangible common equity[1]	10.70	10.69	11.34
Operating efficiency ratio	60.62	62.98	58.73
1 Annualized ratio.
2 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.

Other First Quarter Financial, Credit and Company Highlights

•Net interest margin (“NIM”) increased by 11 bps to 3.31%;
•Criticized assets decreased approximately $17.7 million during the quarter;
•Redeemed $75.0 million in subordinated notes on February 18, 2025, the associated rate of which switched from fixed to floating, SOFR + 347 bps, on November 15, 2024;
•Total loan to deposit ratio declined to 88.9% as of March 31, 2025, compared to 89.3% as of December 31, 2024 and 91.7% as of March 31, 2024;
•Repurchased 377,346 shares of our common stock, for approximately $9.5 million, during the quarter, which amounts to 555,016 total shares repurchased, for approximately $13.1 million, under the current Stock Buyback Program;
•Announced the extension of the Stock Buyback Program through March 31, 2026;
•Book value per share increased $0.71 to $30.08 and tangible book value (non-GAAP) per share increased $0.72 to $22.33;
•Allowance for credit losses (“ACL”) to total loans held for investment (“LHI”) increased to 1.19%, compared to 1.18% as of December 31, 2024 and 1.15% as of March 31, 2024; and
•Declared and increased our quarterly cash dividend to $0.22 per share of outstanding common stock payable on May 22, 2025.

Results of Operations for the Three Months Ended March 31, 2025
Net Interest Income
For the three months ended March 31, 2025, net interest income before provision for credit losses was $95.4 million and NIM was 3.31% compared to $96.1 million and 3.20%, respectively, for the three months ended December 31, 2024. The approximately $700 thousand decrease, or 0.7%, in net interest income before provision for credit losses was primarily due to a $8.5 million decrease in interest income on loans and a $2.6 million decrease in interest income on deposits in financial institutions and fed funds sold partially offset by a $10.0 million decrease in interest expense on certificates and other time deposits during the three months ended March 31, 2025, compared to the three months ended December 31, 2024. NIM increased 11 bps compared to the three months ended December 31, 2024, primarily due to a decrease in funding costs on deposits and the redemption of $75.0 million of subordinated notes during the three months ended March 31, 2025, partially offset by a decrease in loan yields and average balances.
Compared to the three months ended March 31, 2024, net interest income before provision for credit losses for the three months ended March 31, 2025 increased by $2.6 million, or 2.8%. The increase was primarily due to decreases in interest expense including $10.2 million on certificates and other time deposits, $1.6 million on transaction and savings deposits and $1.4 million on advances from the Federal Home Loan Bank (“FHLB”), as well as increases in interest income of $1.2 million on deposits in financial institutions and fed funds sold and $3.4 million on debt securities. The increase was partially offset by a $15.4 million decrease in interest income on loans. NIM increased 7 bps from 3.24% for the three months ended March 31, 2024 to 3.31% for the three months ended March 31, 2025. The increase was primarily due to decreased funding costs on deposits and advances resulting from interest rate cuts for the year over year period, partially offset by the related declines in rates earned on interest-earnings assets, primarily loans and interest-bearing deposits in other banks.

Noninterest Income
Noninterest income for the three months ended March 31, 2025 was $14.3 million, an increase of $4.2 million, or 42.1%, compared to the three months ended December 31, 2024. The change was primarily due to the $4.4 million loss on sales of debt securities recognized in the three months ended December 31, 2024 with no corresponding loss recorded in the three months ended March 31, 2025. In addition, there was a $1.5 million increase in other noninterest income, driven by a $1.2 million increase in loan servicing income and a $492 thousand increase in equity securities income recognized during the three months ended March 31, 2025 compared to the three months ended December 31, 2024. The increase was partially offset by a $2.1 million decrease in government guaranteed loan income, net, as well as lower BOLI income during the period due to $517 thousand in charges on BOLI policies exchanged under a 1035 exchange which is tax-free under the Internal Revenue Code.
Compared to the three months ended March 31, 2024, noninterest income for the three months ended March 31, 2025 increased by $7.6 million, or 114.5%. The increase was primarily due to a $6.3 million loss on sales of debt securities recognized in the three months ended March 31, 2024 with no corresponding loss recorded in the three months ended March 31, 2025. In addition, there was a $715 thousand increase in service charge and fee income and a $687 thousand increase in government guaranteed loan income for the year over year period.
Noninterest Expense
Noninterest expense was $66.8 million for the three months ended March 31, 2025, compared to $71.2 million for the three months ended December 31, 2024, a decrease of $4.4 million, or 6.1%. The decrease was primarily due to an $822 thousand decrease in salaries and employee benefits primarily due to lower severance costs, offset by an increase in payroll taxes, which are historically higher in the first quarter, a $1.7 million decrease in other noninterest expense primarily driven by lower earnings credit rebates, a $864 thousand decrease in marketing expenses, a $633 thousand decrease in professional and regulatory fees and a $338 thousand decrease in data processing and software costs compared to the three months ended December 31, 2024.
Compared to the three months ended March 31, 2024, noninterest expense for the three months ended March 31, 2025 increased by $4.7 million, or 7.6%. The increase was primarily due to a $3.3 million increase in salaries and employee benefits primarily due a $4.1 million increase in salaries expense and incentives accruals, offset by $1.4 million in higher deferred loan origination costs, which reduce salaries and employee benefit expenses. In addition, there was a $1.5 million increase in other noninterest expense, driven primarily by higher OREO expenses, a $547 thousand increase in data processing and software expense and a $486 thousand increase in marketing expenses. The increase was partially offset by a $1.1 million decrease in professional and regulatory fees compared to the three months ended March 31, 2024.

Income Tax
Income tax expense for the three months ended March 31, 2025 totaled $8.5 million, an increase of $304 thousand, or 3.7%, compared to the three months ended December 31, 2024. The Company’s effective tax rate was approximately 22.7% for the three months ended March 31, 2025 and was due to the recognition of an excess tax expense realized on share-based payment awards.
Financial Condition
Total LHI was $8.83 billion at March 31, 2025, a decrease of $70.5 million compared to December 31, 2024.
Total deposits were $10.67 billion at March 31, 2025, a decrease of $87.5 million, or 3.3% linked quarter annualized. The decrease was primarily the result of decreases of $279.6 million in certificates and other time deposits and $54.4 million in correspondent money market accounts, partially offset by increases of $127.2 million in noninterest bearing deposits and $119.3 million in interest-bearing transaction and savings deposits.

Credit Quality
Nonperforming assets (“NPAs”) totaled $96.9 million, or 0.77% of total assets, of which $72.6 million represents LHI and $24.3 million represents OREO at March 31, 2025, compared to $79.2 million, or 0.62% of total assets, at December 31, 2024. The Company had net charge-offs of $4.0 million for the three months ended March 31, 2025. Annualized net charge-offs to average loans outstanding were 17 bps for the three months ended March 31, 2025, compared to 32 bps and 22 bps for the three months ended December 31, 2024 and March 31, 2024, respectively.
ACL as a percentage of LHI was 1.19%, 1.18% and 1.15% at March 31, 2025, December 31, 2024 and March 31, 2024, respectively. The Company recorded a provision for credit losses on loans of $4.0 million, $2.3 million and $7.5 million for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively. The recorded provision for credit losses for the three months ended March 31, 2025, compared to the three months ended December 31, 2024, was primarily attributable to an increase in general reserves as a result of changes in economic factors which now represents 95% of the total ACL. The balance for unfunded commitments increased to $7.4 million as of March 31, 2025, compared to $6.1 million at December 31, 2024 and we recorded a $1.3 million provision for unfunded commitments for the three months ended March 31, 2025, compared to a $401 thousand benefit for unfunded commitments for the three months ended December 31, 2024 and a $1.5 million benefit for unfunded commitments for the three months ended March 31, 2024.

Dividend Information
After the close of the market on Tuesday, April 22, 2025, Veritex’s Board of Directors declared a quarterly cash dividend of $0.22 per share on its outstanding shares of common stock. The dividend will be paid on or after May 22, 2025 to stockholders of record as of the close of business on May 8, 2025.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share of the Company; operating earnings; tangible common equity to tangible assets; return on average tangible common equity; pre-tax, pre-provision operating earnings; pre-tax, pre-provision operating return on average assets; pre-tax, pre-provision operating return on average loans; diluted operating earnings per share; operating return on average assets; operating return on average tangible common equity; and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call
The Company will host an investor conference call and webcast to review the results on Wednesday, April 23, 2025, at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/7qpcarsr/ and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference: https://register-conf.media-server.com/register/BIcb9226ec9df94b1bbbc063029950af5d. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week thereafter. You may access the replay via webcast through the investor relations section of Veritex’s website.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; turmoil in the banking industry, responsive measures to mitigate and manage such turmoil and related supervisory and regulatory actions and costs; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2024, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(Dollars and shares in thousands, except per share data)
Per Share Data (Common Stock):
Basic EPS	$0.53	$0.46	$0.57	$0.50	$0.44
Diluted EPS	0.53	0.45	0.56	0.50	0.44
Book value per common share	30.08	29.37	29.53	28.49	28.23
Tangible book value per common share[1]	22.33	21.61	21.72	20.62	20.33
Dividends paid per common share outstanding[2]	0.22	0.20	0.20	0.20	0.20

Common Stock Data:
Shares outstanding at period end	54,297	54,517	54,446	54,350	54,496
Weighted average basic shares outstanding for the period	54,486	54,489	54,409	54,457	54,444
Weighted average diluted shares outstanding for the period	55,123	55,237	54,932	54,823	54,842

Summary of Credit Ratios:
ACL to total LHI	1.19%	1.18%	1.21%	1.16%	1.15%
NPAs to total assets	0.77	0.62	0.52	0.65	0.82
NPAs to total loans and OREO	1.03	0.83	0.70	0.85	1.06
Net charge-offs to average loans outstanding[3]	0.17	0.32	0.01	0.28	0.22

Summary Performance Ratios:
Return on average assets[3]	0.94%	0.78%	0.96%	0.87%	0.79%
Return on average equity[3]	7.27	6.17	7.79	7.10	6.33
Return on average tangible common equity[1,3]	10.49	9.04	11.33	10.54	9.52
Efficiency ratio	60.91	67.04	61.94	59.11	62.45
Net interest margin	3.31	3.20	3.30	3.29	3.24

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.54	$0.54	$0.59	$0.52	$0.53
Pre-tax, pre-provision operating return on average assets[1,3]	1.41%	1.28%	1.38%	1.42%	1.42%
Pre-tax, pre-provision operating return on average loans[1,3]	1.89	1.72	1.83	1.83	1.84
Operating return on average assets[1,3]	0.96	0.93	1.00	0.91	0.95
Operating return on average tangible common equity[1,3]	10.70	10.69	11.74	10.94	11.34
Operating efficiency ratio[1]	60.62	62.98	60.63	58.41	58.73

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.96%	12.58%	12.31%	12.26%	12.43%
Tangible common equity to tangible assets[1]	9.95	9.54	9.37	9.14	9.02
Tier 1 capital to average assets (leverage)	10.55	10.32	10.06	10.06	10.12
Common equity tier 1 capital	11.04	11.09	10.86	10.49	10.37
Tier 1 capital to risk-weighted assets	11.31	11.36	11.13	10.75	10.63
Total capital to risk-weighted assets	13.46	13.96	13.91	13.45	13.33
Risk weighted assets	$11,318,220	$11,247,813	$11,290,800	$11,450,997	$11,407,446
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3 Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$81,088	$52,486	$54,165	$53,462	$41,884
Interest bearing deposits in other banks	768,702	802,714	1,046,625	598,375	698,885
Cash and cash equivalents	849,790	855,200	1,100,790	651,837	740,769
Debt securities, net	1,463,157	1,478,538	1,423,610	1,349,354	1,344,930
Other investments	69,452	69,638	71,257	75,885	76,788
Loans held for sale (“LHFS”)	69,236	89,309	48,496	57,046	64,762
LHI, mortgage warehouse (“MW”)	571,775	605,411	630,650	568,047	449,531
LHI, excluding MW	8,828,672	8,899,133	9,028,575	9,209,094	9,249,551
Total loans	9,469,683	9,593,853	9,707,721	9,834,187	9,763,844
ACL	(111,773)	(111,745)	(117,162)	(113,431)	(112,032)
Bank-owned life insurance	85,424	85,324	84,776	84,233	85,359
Bank premises, furniture and equipment, net	112,801	113,480	114,202	105,222	105,299
Other real estate owned (“OREO”)	24,268	24,737	9,034	24,256	18,445
Intangible assets, net of accumulated amortization	27,974	28,664	32,825	35,817	38,679
Goodwill	404,452	404,452	404,452	404,452	404,452
Other assets	210,863	226,200	211,471	232,518	241,863
Total assets	$12,606,091	$12,768,341	$13,042,976	$12,684,330	$12,708,396
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,318,645	$2,191,457	$2,643,894	$2,416,727	$2,349,211
Interest-bearing transaction and savings deposits	5,180,495	5,061,157	4,204,708	3,979,454	4,220,114
Certificates and other time deposits	2,679,221	2,958,861	3,625,920	3,744,596	3,486,805
Correspondent money market deposits	486,762	541,117	561,489	584,067	597,690
Total deposits	10,665,123	10,752,592	11,036,011	10,724,844	10,653,820
Accounts payable and other liabilities	151,579	183,944	168,415	180,585	186,027
Advances from FHLB	—	—	—	—	100,000
Subordinated debentures and subordinated notes	155,909	230,736	230,536	230,285	230,034
Total liabilities	10,972,611	11,167,272	11,434,962	11,135,714	11,169,881
Stockholders’ equity:
Common stock	615	613	613	612	611
Additional paid-in capital	1,329,626	1,328,748	1,324,929	1,321,995	1,319,144
Retained earnings	526,044	507,903	493,921	473,801	457,499
Accumulated other comprehensive loss	(42,170)	(65,076)	(40,330)	(76,713)	(71,157)
Treasury stock	(180,635)	(171,119)	(171,119)	(171,079)	(167,582)
Total stockholders’ equity	1,633,480	1,601,069	1,608,014	1,548,616	1,538,515
Total liabilities and stockholders’ equity	$12,606,091	$12,768,341	$13,042,976	$12,684,330	$12,708,396

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Quarter Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$146,505	$154,998	$167,261	$166,979	$161,942
Debt securities	17,106	16,893	15,830	15,408	13,695
Deposits in financial institutions and Fed Funds sold	9,244	11,888	12,571	7,722	8,050
Equity securities and other investments	870	940	1,001	1,138	900
Total interest income	173,725	184,719	196,663	191,247	184,587
Interest expense:
Transaction and savings deposits	45,165	44,841	47,208	45,619	46,784
Certificates and other time deposits	30,268	40,279	46,230	44,811	40,492
Advances from FHLB	27	130	47	1,468	1,391
Subordinated debentures and subordinated notes	2,824	3,328	3,116	3,113	3,114
Total interest expense	78,284	88,578	96,601	95,011	91,781
Net interest income	95,441	96,141	100,062	96,236	92,806
Provision for credit losses	4,000	2,300	4,000	8,250	7,500
Provision (benefit) for unfunded commitments	1,300	(401)	—	—	(1,541)
Net interest income after provisions	90,141	94,242	96,062	87,986	86,847
Noninterest income:
Service charges and fees on deposit accounts	5,611	5,612	5,442	4,974	4,896
Loan fees	2,495	2,265	3,278	2,207	2,510
Loss on sales of debt securities	—	(4,397)	—	—	(6,304)
Government guaranteed loan income, net	3,301	5,368	780	1,320	2,614
Customer swap income	700	509	271	326	449
Other income	2,182	699	3,335	1,751	2,497
Total noninterest income	14,289	10,056	13,106	10,578	6,662
Noninterest expense:
Salaries and employee benefits	36,624	37,446	37,370	32,790	33,365
Occupancy and equipment	4,650	4,633	4,789	4,585	4,677
Professional and regulatory fees	4,931	5,564	4,903	5,617	6,053
Data processing and software expense	5,403	5,741	5,268	5,097	4,856
Marketing	2,032	2,896	2,781	1,976	1,546
Amortization of intangibles	2,438	2,437	2,438	2,438	2,438
Telephone and communications	330	323	335	365	261
Other	10,426	12,154	12,216	10,273	8,920
Total noninterest expense	66,834	71,194	70,100	63,141	62,116
Income before income tax expense	37,596	33,104	39,068	35,423	31,393
Income tax expense	8,526	8,222	8,067	8,221	7,237
Net income	$29,070	$24,882	$31,001	$27,202	$24,156

Basic EPS	$0.53	$0.46	$0.57	$0.50	$0.44
Diluted EPS	$0.53	$0.45	$0.56	$0.50	$0.44
Weighted average basic shares outstanding	54,486	54,489	54,409	54,457	54,444
Weighted average diluted shares outstanding	55,123	55,237	54,932	54,823	54,842

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$8,886,905	$140,329	6.40%	$8,957,193	$147,782	6.56%	$9,283,815	$157,585	6.83%
LHI, MW	426,724	6,176	5.87	492,372	7,216	5.83	279,557	4,357	6.27
Debt securities	1,467,220	17,106	4.73	1,458,057	16,893	4.61	1,294,994	13,695	4.25
Interest-bearing deposits in other banks	827,751	9,244	4.53	971,451	11,888	4.87	584,593	8,050	5.54
Equity securities and other investments	70,696	870	4.99	72,223	940	5.18	76,269	900	4.75
Total interest-earning assets	11,679,296	173,725	6.03	11,951,296	184,719	6.15	11,519,228	184,587	6.44
ACL	(111,563)			(117,293)			(112,229)
Noninterest-earning assets	938,401			916,969			929,043
Total assets	$12,506,134			$12,750,972			$12,336,042

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$5,449,091	$45,165	3.36%	$5,001,159	$44,841	3.57%	$4,639,445	$46,784	4.06%
Certificates and other time deposits	2,726,309	30,268	4.50	3,319,628	40,279	4.83	3,283,735	40,492	4.96
Advances from FHLB and Other	2,333	27	4.69	10,598	130	4.88	100,989	1,391	5.54
Subordinated debentures and subordinated notes	191,638	2,824	5.98	230,633	3,328	5.74	229,881	3,114	5.45
Total interest-bearing liabilities	8,369,371	78,284	3.79	8,562,018	88,578	4.12	8,254,050	91,781	4.47

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,345,586			2,400,809			2,355,315
Other liabilities	170,389			183,810			192,809
Total liabilities	10,885,346			11,146,637			10,802,174
Stockholders’ equity	1,620,788			1,604,335			1,533,868
Total liabilities and stockholders’ equity	$12,506,134			$12,750,972			$12,336,042

Net interest rate spread[2]			2.24%			2.03%			1.97%
Net interest income and margin[3]		$95,441	3.31%		$96,141	3.20%		$92,806	3.24%

1 Includes average outstanding balances of LHFS of $66.3 million, $46.4 million and $53.9 million for the quarters ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Yield Trend

	For the Quarter Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Average yield on interest-earning assets:
Loans[1]	6.40%	6.56%	6.89%	6.90%	6.83%
LHI, MW	5.87	5.83	6.75	6.36	6.27
Total Loans	6.38	6.53	6.89	6.88	6.81
Debt securities	4.73	4.61	4.55	4.58	4.25
Interest-bearing deposits in other banks	4.53	4.87	5.41	5.54	5.54
Equity securities and other investments	4.99	5.18	5.25	5.80	4.75
Total interest-earning assets	6.03%	6.15%	6.49%	6.54%	6.44%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	3.36%	3.57%	4.00%	4.01%	4.06%
Certificates and other time deposits	4.50	4.83	5.00	5.02	4.96
Advances from FHLB and other	4.69	4.88	5.73	5.54	5.54
Subordinated debentures and subordinated notes	5.98	5.74	5.38	5.44	5.45
Total interest-bearing liabilities	3.79%	4.12%	4.46%	4.50%	4.47%

Net interest rate spread[2]	2.24%	2.03%	2.03%	2.04%	1.97%
Net interest margin[3]	3.31%	3.20%	3.30%	3.29%	3.24%
1Includes average outstanding balances of LHFS of $66.3 million, $46.4 million, $54.3 million, $58.5 million and $53.9 million for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Average cost of interest-bearing deposits	3.74%	4.07%	4.44%	4.46%	4.43%
Average costs of total deposits, including noninterest-bearing	2.91	3.16	3.42	3.46	3.42

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Mar 31, 2025		Dec 31, 2024		Sep 30, 2024		Jun 30, 2024		Mar 31, 2024
	(Dollars in thousands)
LHI[1]
Commercial and Industrial (“C&I”)	$2,717,037	30.7%	$2,693,538	30.2%	$2,728,544	30.2%	$2,798,260	30.4%	$2,785,987	30.1%
Real Estate:
Owner occupied commercial (“OOCRE”)	795,808	9.0	780,003	8.8	807,223	8.9	806,285	8.7	788,376	8.5
Non-owner occupied commercial (“NOOCRE”)	2,266,526	25.6	2,382,499	26.7	2,338,094	25.9	2,369,848	25.7	2,352,993	25.5
Construction and land	1,214,260	13.7	1,303,711	14.7	1,436,540	15.8	1,536,580	16.7	1,568,257	16.9
Farmland	31,339	0.4	31,690	0.4	32,254	0.4	30,512	0.3	30,979	0.3
1-4 family residential	1,021,293	11.6	957,341	10.7	944,755	10.5	917,402	10.0	969,401	10.5
Multi-family residential	782,412	8.9	750,218	8.4	738,090	8.2	748,740	8.1	751,607	8.1
Consumer	8,597	0.1	9,115	0.1	11,292	0.1	9,245	0.1	8,882	0.1
Total LHI[1]	$8,837,272	100%	$8,908,115	100%	$9,036,792	100%	$9,216,872	100%	$9,256,482	100%

MW	571,775		605,411		630,650		568,047		449,531

Total LHI[1]	$9,409,047		$9,513,526		$9,667,442		$9,784,919		$9,706,013

Total LHFS	69,236		89,309		48,496		57,046		64,762

Total loans	$9,478,283		$9,602,835		$9,715,938		$9,841,965		$9,770,775

Deposits
Noninterest-bearing	$2,318,645	21.7%	$2,191,457	20.4%	$2,643,894	24.0%	$2,416,727	22.5%	$2,349,211	22.1%
Interest-bearing transaction	863,462	8.1	839,005	7.8	421,059	3.8	523,272	4.9	724,171	6.8
Money market	3,730,446	35.0	3,772,964	35.1	3,462,709	31.4	3,268,286	30.5	3,326,742	31.2
Savings	586,587	5.5	449,188	4.2	320,940	2.9	187,896	1.8	169,201	1.6
Certificates and other time deposits	2,679,221	25.1	2,958,861	27.5	3,625,920	32.8	3,744,596	34.9	3,486,805	32.7
Correspondent money market accounts	486,762	4.6	541,117	5.0	561,489	5.1	584,067	5.4	597,690	5.6
Total deposits	$10,665,123	100%	$10,752,592	100%	$11,036,011	100%	$10,724,844	100%	$10,653,820	100%

Total loans to deposits ratio	88.9%		89.3%		88.0%		91.8%		91.7%

Total loans to deposit ratio, excluding MW loans and LHFS	82.9%		82.8%		81.9%		85.9%		86.9%

1 Total LHI does not include deferred fees of $8.6 million, $9.0 million, $8.2 million, $7.8 million and $6.9 million at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Asset Quality

	For the Quarter Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(Dollars in thousands)
NPAs:
Nonaccrual loans	$69,188	$52,521	$55,335	$58,537	$75,721
Nonaccrual PCD loans[1]	196	—	70	73	9,419
Accruing loans 90 or more days past due[2]	3,249	1,914	2,860	143	220
Total nonperforming loans held for investment (“NPLs”)	72,633	54,435	58,265	58,753	85,360
Other real estate owned (“OREO”)	24,268	24,737	9,034	24,256	18,445
Total NPAs	$96,901	$79,172	$67,299	$83,009	$103,805

Charge-offs:
1-4 family residential	$—	$—	$—	$(31)	$—
Multifamily	—	—	—	(198)	—
OOCRE	—	—	—	—	(120)
NOOCRE	(3,090)	(5,113)	—	(1,969)	(4,293)
C&I	(918)	(4,586)	(2,259)	(5,601)	(946)
Consumer	(212)	(420)	(54)	(30)	(71)
Total charge-offs	$(4,220)	$(10,119)	$(2,313)	$(7,829)	$(5,430)

Recoveries:
1-4 family residential	$21	$2	$3	$—	$1
OOCRE	—	—	—	120	—
NOOCRE	—	1,323	—	—	—
C&I	32	1,047	1,962	361	96
MW	—	—	46	—	—
Consumer	195	30	33	497	49
Total recoveries	$248	$2,402	$2,044	$978	$146

Net charge-offs	$(3,972)	$(7,717)	$(269)	$(6,851)	$(5,284)

Provision for credit losses	$4,000	$2,300	$4,000	$8,250	$7,500

ACL	$111,773	$111,745	$117,162	$113,431	$112,032

Asset Quality Ratios:
NPAs to total assets	0.77%	0.62%	0.52%	0.65%	0.82%
NPAs, excluding nonaccrual PCD loans, to total assets	0.77	0.62	0.52	0.65	0.74
NPAs to total LHI and OREO	1.03	0.83	0.70	0.85	1.06
NPLs to total LHI	0.77	0.57	0.60	0.60	0.88
NPLs, excluding nonaccrual PCD loans, to total LHI	0.77	0.57	0.60	0.60	0.78
ACL to total LHI	1.19	1.18	1.21	1.16	1.15
ACL to total loans, excluding MW and LHFS	1.27	1.25	1.30	1.23	1.21
Net charge-offs to average loans outstanding[3]	0.17	0.32	0.01	0.28	0.22
1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.
3 Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,633,480	$1,601,069	$1,608,014	$1,548,616	$1,538,515
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(16,306)	(18,744)	(21,182)	(23,619)	(26,057)
Tangible common equity	$1,212,722	$1,177,873	$1,182,380	$1,120,545	$1,108,006
Common shares outstanding	54,297	54,517	54,446	54,350	54,496

Book value per common share	$30.08	$29.37	$29.53	$28.49	$28.23
Tangible book value per common share	$22.33	$21.61	$21.72	$20.62	$20.33

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,633,480	$1,601,069	$1,608,014	$1,548,616	$1,538,515
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(16,306)	(18,744)	(21,182)	(23,619)	(26,057)
Tangible common equity	$1,212,722	$1,177,873	$1,182,380	$1,120,545	$1,108,006
Tangible Assets
Total assets	$12,606,091	$12,768,341	$13,042,976	$12,684,330	$12,708,396
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(16,306)	(18,744)	(21,182)	(23,619)	(26,057)
Tangible Assets	$12,185,333	$12,345,145	$12,617,342	$12,256,259	$12,277,887
Tangible Common Equity to Tangible Assets	9.95%	9.54%	9.37%	9.14%	9.02%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$29,070	$24,882	$31,001	$27,202	$24,156
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,437	2,438	2,438	2,438
Less: Tax benefit at the statutory rate	512	512	512	512	512
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$30,996	$26,807	$32,927	$29,128	$26,082

Average Tangible Common Equity
Total average stockholders' equity	$1,620,788	$1,604,335	$1,583,401	$1,541,609	$1,533,868
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Average core deposit intangibles	(17,904)	(20,342)	(22,789)	(25,218)	(27,656)
Average tangible common equity	$1,198,432	$1,179,541	$1,156,160	$1,111,939	$1,101,760
Return on Average Tangible Common Equity (Annualized)	10.49%	9.04%	11.33%	10.54%	9.52%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Loans, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus BOLI 1035 exchange charges, plus severance payments, plus loss on sales of debt securities available for sale (“AFS”), net, plus FDIC special assessment, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision (benefit) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$29,070	$24,882	$31,001	$27,202	$24,156
Plus: BOLI 1035 exchange charges[1]	517	—	—	—	—
Plus: Severance payments[2]	—	1,545	1,487	613	—
Plus: Loss on sales of AFS securities, net	—	4,397	—	—	6,304
Plus: FDIC special assessment	—	—	—	134	—
Operating pre-tax income	29,587	30,824	32,488	27,949	30,460
Less: Tax impact of adjustments	109	1,248	307	166	1,323
Plus: Nonrecurring tax adjustments	229	193	—	527	—
Operating earnings	$29,707	$29,769	$32,181	$28,310	$29,137

Weighted average diluted shares outstanding	55,123	55,237	54,932	54,823	54,842
Diluted EPS	$0.53	$0.45	$0.56	$0.50	$0.44
Diluted operating EPS	$0.54	$0.54	$0.59	$0.52	$0.53

1Represents non-recurring charges for the completion of a 1035 exchange of BOLI contracts.
2Severance payments relate to certain restructurings made during the periods disclosed.

	For the Quarter Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$29,070	$24,882	$31,001	$27,202	$24,156
Plus: Provision for income taxes	8,526	8,222	8,067	8,221	7,237
Plus: Provision for credit losses and unfunded commitments	5,300	1,899	4,000	8,250	5,959
Plus: Severance payments	—	1,545	1,487	613	—
Plus: Loss on sale of AFS securities, net	—	4,397	—	—	6,304
Plus: BOLI 1035 exchange charges	517	—	—	—	—
Plus: FDIC special assessment	—	—	—	134	—
Pre-tax, pre-provision operating earnings	$43,413	$40,945	$44,555	$44,420	$43,656

Average total assets	$12,506,134	$12,750,972	$12,861,918	$12,578,706	$12,336,042
Pre-tax, pre-provision operating return on average assets[1]	1.41%	1.28%	1.38%	1.42%	1.42%

Average loans	$9,313,629	$9,449,565	$9,661,774	$9,765,428	$9,563,372
Pre-tax, pre-provision operating return on average loans[1]	1.89%	1.72%	1.83%	1.83%	1.84%

Average total assets	$12,506,134	$12,750,972	$12,861,918	$12,578,706	$12,336,042
Return on average assets[1]	0.94%	0.78%	0.96%	0.87%	0.79%
Operating return on average assets[1]	0.96	0.93	1.00	0.91	0.95

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$29,707	$29,769	$32,181	$28,310	$29,137
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,437	2,438	2,438	2,438
Less: Tax benefit at the statutory rate	512	512	512	512	512
Operating earnings adjusted for amortization of core deposit intangibles	$31,633	$31,694	$34,107	$30,236	$31,063

Average Tangible Common Equity
Total average stockholders' equity	$1,620,788	$1,604,335	$1,583,401	$1,541,609	$1,533,868
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Less: Average core deposit intangibles	(17,904)	(20,342)	(22,789)	(25,218)	(27,656)
Average tangible common equity	$1,198,432	$1,179,541	$1,156,160	$1,111,939	$1,101,760
Operating return on average tangible common equity[1]	10.70%	10.69%	11.74%	10.94%	11.34%

Efficiency ratio	60.91%	67.04%	61.94%	59.11%	62.45%
Operating efficiency ratio
Net interest income	$95,441	$96,141	$100,062	$96,236	$92,806
Noninterest income	14,289	10,056	13,106	10,578	6,662
Plus: BOLI 1035 exchange charges	517	—	—	—	—
Plus: Loss on sale of AFS securities, net	—	4,397	—	—	6,304
Operating noninterest income	14,806	14,453	13,106	10,578	12,966
Noninterest expense	66,834	71,194	70,100	63,141	62,116
Less: FDIC special assessment	—	—	—	134	—
Less: Severance payments	—	1,545	1,487	613	—
Operating noninterest expense	$66,834	$69,649	$68,613	$62,394	$62,116
Operating efficiency ratio	60.62%	62.98%	60.63%	58.41%	58.73%
1 Annualized ratio for quarterly metrics.